Exhibit 5.1
[Fenwick & West LLP Letterhead]

February 17, 2015

Shutterfly, Inc.
2800 Bridge Parkway
Redwood City, California 94065
Ladies and Gentlemen:
At your request, we have examined the registration statement on Form S-8 (the “Registration Statement”) to be filed by Shutterfly, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about February 17, 2015 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,300,000 shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”), consisting of 1,200,000 Shares of Common Stock that are subject to issuance by the Company upon the exercise or settlement of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock unit awards and performance share awards (collectively, the “Plan Awards”) granted under the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”) and 100,000 Shares of Common Stock that are subject to issuance upon the settlement of non-plan restricted stock unit awards granted by the Company pursuant to NASDAQ Listing Rule 5635(c)(4) as an inducement material to new employees entering into employment with the Company (the “Inducement Awards”). At your request we are providing this letter to express our opinion on certain matters regarding the Company and the Shares of Common Stock as stated in the numbered paragraphs immediately following the paragraph captioned “Opinions” below (the “Opinions”).
In rendering the Opinions, we have examined such matters of fact as we have deemed necessary, which included examination of the following documents: (1) the Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on October 4, 2006 and certified by the Delaware Secretary of State on October 4, 2006 (the “Restated Certificate of Incorporation”); (2) the Company’s Restated Bylaws, certified by the Company’s Secretary on July 30, 2012 (the “Restated Bylaws”); (3)    the Registration Statement, together with the exhibits filed as a part thereof and incorporated therein by reference, including the form of agreement pursuant to which the Inducement Awards were granted (the “Inducement Award Agreement”); (4) the forms of award agreements available for use under the 2006 Plan filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the Commission on February 7, 2011 (the “Plan Agreements”); (5) the minutes of meetings and actions by written consent of the stockholders, Board of Directors and committees of the Board of Directors at which, or pursuant to which, the Company’s Restated Certificate of Incorporation, Restated Bylaws, the 2006 Plan, the Inducement Awards and the Registration Statement were approved; (6) stock records and information that the Company has provided to us, consisting of: (a) a certificate from the Company’s transfer agent, Computershare, as of February 13, 2015 verifying the number of the Company’s issued and outstanding shares of capital stock as of such date and (b) a representation from the Company included in the Opinion Certificate (as defined below), verifying the total number of shares of each class and series of the Company’s capital stock potentially issuable (directly or indirectly) by the Company under all outstanding options, warrants, convertible notes and any other outstanding rights to purchase or otherwise receive from the Company shares of its capital stock, as of February 13, 2015 and all other shares of capital stock (if any) reserved for issuance by the Company as of February 13, 2015; (7) a Certificate of Good Standing issued by the Delaware Secretary of the State dated February 12, 2015, stating that the Company is duly incorporated under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”); and (8) an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
As to matters of fact relevant to this opinion, we have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California and of the Delaware General Corporation Law. We express no opinion as to any other laws.
With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company in the Opinion Certificate. In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will be effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.
Opinions. Based upon the foregoing, we are of the following opinion:
(1)     The Company is a corporation validly existing, in good standing under the laws of the State of Delaware; and
(2)     The Shares of Common Stock to be registered under the Registration Statement that may be issued and sold by the Company (i)(a) upon the exercise or settlement of Plan Awards granted or to be granted under the 2006 Plan, when issued in accordance with the terms of the 2006 Plan and the appropriate Plan Agreements to be entered into thereunder and the resolutions adopted by the Company’s Board of Directors or Compensation Committee of the Board of Directors (the “Committee”) and (b) upon settlement of the Inducement Awards, when issued, sold and delivered in accordance with the Inducement Award Agreements entered into in connection with the Inducement Awards and the resolutions adopted by the Committee related thereto, and (ii) in each case, in the applicable manner and for the applicable consideration stated in the Registration Statement and the prospectus constituting a part thereof and any amendments thereto (the “Prospectus”), will be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and the Prospectus. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In rendering the Opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date first written above and is based solely on our understanding of the facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.
Very truly yours,
FENWICK & WEST LLP
By: /s/ Robert A. Freedman
  Robert A. Freedman, a Partner